Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter and Fiscal Year Ended December 31, 2016 Financial Results; Board Declares Quarterly Dividend of $0.39 Per Share for the First Fiscal Quarter of 2017 and Renewal of $50 Million Stock Repurchase Plan

NEW YORK—(BUSINESS WIRE)—February 22, 2017— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $28.1 million, or $0.47 per share, for the quarter ended December 31, 2016. Net asset value per share was $15.95 at December 31, 2016 as compared to $15.78 at September 30, 2016. The Company’s Board of Directors previously declared a fourth quarter dividend of $0.39 per share, payable to stockholders of record as of December 31, 2016 that was paid on January 31, 2017.

The Company also announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of March 31, 2017, payable on or about April 28, 2017.

The Company’s Board of Directors also approved an extension to its stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices just below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of August 31, 2017, or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions. Under the Company 10b5-1 Plan, no shares were repurchased during the three months ended December 31, 2016, and 86,081 shares were repurchased during the fiscal year ended December 31, 2016.

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)
			Three Months Ended
			(unaudited)
	December 31, 2016		September 30, 2016		December 31, 2015
Investments at Fair Value	$1,657.4		$1,643.6		$1,485.7
Total Assets	$1,675.5		$1,665.2		$1,506.6
Net Asset Value Per Share	$15.95		$15.78		$15.15

Investment Income	$49.7		$53.9		$43.6
Net Investment Income	$28.1		$30.6		$23.6
Net Income (Loss)	$32.7		$36.9		($4.3)

Net Investment Income Per Share	$0.47		$0.51		$0.44
Net Realized and Unrealized Gains (and Losses) Per Share	$0.08		$0.11		($0.52)
Net Income (Loss) Per Share	$0.55		$0.62		($0.08)

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.4%		10.3%		10.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.4%		10.3%		10.1%

Percentage of Debt Investment Commitments at Floating Rates	98	%(1)	98	%(1)	95	%(1)

(1) Includes one fixed rate investment for which the Company entered into an interest rate swap agreement to swap to a floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on February 23, 2017. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 48533494

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on February 23 through March 9 via a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 48533494

Portfolio and Investment Activity

For the three months ended December 31, 2016, gross originations totaled $79.2 million. This compares to $318.1 million for the three months ended September 30, 2016 and $399.3 million for the three months ended December 31, 2015. For the twelve months ended December 31, 2016, gross originations totaled $761.5 million. This compares to gross originations of $964.2 million for the year ended December 31, 2015.

For the three months ended December 31, 2016, the Company made new investment commitments and fundings of $54.3 million, $50.0 million in one new portfolio company and $4.3 million in two existing portfolio companies. For this period, the Company had $56.8 million aggregate principal amount in exits and repayments, resulting in a net portfolio decrease of $2.5 million aggregate principal amount.

For the three months ended December 31, 2015, the Company made new investment commitments and fundings of $283.8 million, $272.9 million in six new portfolio companies and $10.9 million in three existing portfolio companies. For this period, the Company had $154.5 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $129.3 million aggregate principal amount.

For the year ended December 31, 2016, the Company made new investment commitments of $562.7 million, including $492.7 million in 14 new portfolio companies and $70.0 million in 9 existing portfolio companies. For this period, the Company had $416.5 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $103.6 million aggregate principal amount.

For the year ended December 31, 2015, the Company made new investment commitments of $718.7 million, including $631.6 million in 20 new portfolio companies and $87.1 million in 14 existing portfolio companies. For this period, the Company had $385.2 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $278.8 million aggregate principal amount.

As of December 31, 2016 and September 30, 2016, the Company had investments in 52 portfolio companies with an aggregate fair value of $1,657.4 million and $1,643.6 million, respectively.

As of December 31, 2016, the portfolio consisted of 96.5% first-lien debt investments, 1.2% second-lien debt investments, 0.6% mezzanine and unsecured debt investments, and 1.7% equity and other investments. As of September 30, 2016, the portfolio consisted of 94.4% first-lien debt investments, 3.2% second-lien debt investments, 0.9% mezzanine and unsecured debt investments and 1.5% equity and other investments.

As of December 31, 2016, approximately 98.4% of our debt investments based on fair value were floating rate in nature (when including investment specific hedges), with 94.8% of these debt investments subject to interest rate floors. The Company’s credit facility bears interest at floating rates, and the Company, in connection with the issuance of its 2019 and 2022 Convertible Senior Notes, which bear interest at fixed rates, entered into fixed-to-floating interest rate swaps in order to continue to align the interest rates of the Company’s liabilities with its investment portfolio.

As of December 31, 2016 and September 30, 2016, the weighted average total yield of debt and income producing securities at fair value was 10.4% and 10.3%, respectively, and the weighted average total yield of debt and income producing securities at amortized cost was 10.4% and 10.3%, respectively.

As of December 31, 2016, 100.0% of debt investments were meeting all payment and covenant requirements, with no investments on non-accrual status.

Results of Operations for the Three Months Ended December 31, 2016 compared to the Three Months Ended December 31, 2015

Investment Income

For the three months ended December 31, 2016 and 2015, investment income totaled $49.7 million and $43.6 million, respectively. Interest from investments increased primarily as a result of an increase in the average size of our investment portfolio and an increase in other income.

Expenses

Net expenses totaled $21.0 million and $19.7 million for the three months ended December 31, 2016 and 2015, respectively. The increase in net expenses was due to higher interest expense related to an increase in the weighted average debt outstanding, higher interest rates, and higher management and incentive fees, partially offset by lower professional fees.

Liquidity and Capital Resources

As of December 31, 2016, the Company had $4.9 million in cash and cash equivalents, total debt of $691.7 million, and approximately $477 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations, inclusive of the impact of the Company’s February 2017 offering of $115 million principal amount of 2022 Convertible Senior Notes. The Company’s weighted average interest rate on debt outstanding was 2.8% and 2.7% for the three months ended December 31, 2016 and September 30, 2016, respectively.

The Company is rated BBB- with stable outlook by both Fitch Ratings and Standard and Poor’s.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31, 2016	December 31, 2015
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,567,673 and $1,443,017, respectively)	$1,591,544	$1,422,211
Controlled, affiliated investments (amortized cost of $100,014 and $86,659, respectively)	65,859	63,498

Total investments at fair value (amortized cost of $1,667,687 and $1,529,676, respectively)	1,657,403	1,485,709
Cash and cash equivalents	4,866	2,431
Interest receivable	9,678	10,146
Receivable for interest rate swaps	69	402
Prepaid expenses and other assets	3,516	7,880

Total Assets	$1,675,532	$1,506,568

Liabilities
Debt (net of deferred financing costs of $11,019 and $10,365, respectively)	$680,709	$642,423
Management fees payable to affiliate	6,269	5,530
Incentive fees payable to affiliate	5,889	4,915
Dividends payable	23,289	21,124
Payable for investments purchased	—	4,435
Payables to affiliate	1,555	1,492
Other liabilities	5,609	5,908

Total Liabilities	723,320	685,827

Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 59,805,285 and 54,166,959 shares issued, respectively; and 59,716,205 and 54,163,960 shares outstanding, respectively	598	542
Additional paid-in capital	898,868	812,586
Treasury stock at cost; 89,080 and 2,999 shares held, respectively	(1,359)	(30)
Undistributed net investment income	50,142	27,521
Net unrealized gains (losses)	1,422	(28,380)
Undistributed net realized gains	2,541	8,502

Total Net Assets	952,212	820,741

Total Liabilities and Net Assets	$1,675,532	$1,506,568

Net Asset Value Per Share	$15.95	$15.15

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$167,819	$157,964	$151,020
Dividend income	1,727	948	—
Other income	12,690	7,628	9,162
Interest from cash and cash equivalents	(5)	(3)	1

Total investment income from non-controlled, non-affiliated investments	182,231	166,537	160,183
Investment income from controlled, affiliated investments:
Interest from investments	9,975	6,638	2,994
Other income	204	240	143

Total investment income from controlled, affiliated investments	10,179	6,878	3,137

Total Investment Income	192,410	173,415	163,320

Expenses
Interest	23,108	22,010	15,078
Management fees	24,253	21,276	18,296
Incentive fees	22,703	20,180	17,839
Professional fees	8,446	8,166	4,752
Directors’ fees	390	381	342
Other general and administrative	4,382	4,830	3,858

Total expenses	83,282	76,843	60,165

Management and incentive fees waived	(430)	(226)	(2,464)

Net Expenses	82,852	76,617	57,701

Net Investment Income Before Income Taxes	109,558	96,798	105,619
Income taxes, including excise taxes	2,225	1,500	1,144

Net Investment Income	107,333	95,298	104,475
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	44,676	(17,008)	(22,950)
Controlled, affiliated investments	(10,994)	(17,217)	(5,945)
Interest rate swaps	(333)	(618)	1,020
Translation of assets and liabilities in foreign currencies	(3,547)	6,275	8,909
Foreign currency forward contracts	—	—	1,244

Total net change in unrealized gains (losses)	29,802	(28,568)	(17,722)

Realized gains (losses):
Non-controlled, non-affiliated investments	(772)	(5,042)	136
Interest rate swaps	—	1,851	—
Foreign currency transactions	644	29	(1,839)

Total realized losses	(128)	(3,162)	(1,703)

Total Unrealized and Realized Gains (Losses)	29,674	(31,730)	(19,425)

Increase in Net Assets Resulting from Operations	$137,007	$63,568	$85,050

Earnings per common share—basic and diluted	$2.34	$1.18	$1.68

Weighted average shares of common stock outstanding—basic and diluted	58,591,380	54,006,322	50,509,692

The Company’s investment activity for the year ended December 31, 2016, 2015 and 2014 is presented below (information presented herein is at par value unless otherwise indicated).

	Year Ended
($ in millions)	2016	2015	2014
New investment commitments:
Gross originations	$761.5	$964.2	$1,120.1
Less: Syndications/sell downs	198.8	245.5	235.7

Total new investment commitments	$562.7	$718.7	$884.4
Principal amount of investments funded:
First-lien	$518.0	$581.3	$681.3
Second-lien	—	40.6	102.7
Mezzanine and unsecured	2.1	23.3	14.7
Equity and other	—	18.8	16.2

Total	$520.1	$664.0	$814.9
Principal amount of investments sold or repaid:
First-lien	$316.2	$353.3	$395.0
Second-lien	72.1	27.0	123.4
Mezzanine and unsecured	23.7	4.9	—
Equity and other	4.5	—	—

Total	$416.5	$385.2	$518.4
Number of new investment commitments in new portfolio companies	14	20	20
Average new investment commitment amount in new portfolio companies	$35.2	$31.6	$40.3
Weighted average term for new investment commitments in new portfolio companies (in years)	4.3	5.0	4.7
Percentage of new debt investment commitments at floating rates (1)	99.6%	95.2%	96.5%
Percentage of new debt investment commitments at fixed rates	0.4%	4.8%	3.5%
Weighted average interest rate of new investment commitments	9.1%	8.9%	9.6%
Weighted average spread over LIBOR of new floating rate investment commitments	8.3%	8.3%	8.5%
Weighted average interest rate on investments sold or paid down	8.6%	10.0%	10.2%

(1) Includes one fixed rate investment for the year ended December 31, 2015 for which the Company entered into an interest rate swap agreement to swap to a floating rate.

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with approximately $18 billion of assets under management as of December 31, 2016, and the broader TPG platform, a global private investment firm with approximately $74 billion of assets under management as of September 30, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu

212-601-4753

IRTSL@tpg.com

or:

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com